                         AMENDMENT TO CUSTODIAN CONTRACT

     This Amendment to the Custodian Contract is made as of July 2, 2001 by and between Loomis Sayles Investment Trust (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

     WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of December 31, 1993 (the "Contract");

     WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has eleven (11) series, Loomis Sayles Small Company Growth Fund, Loomis Sayles Fixed Income Fund, Loomis Sayles Investment Grade Fixed Income Fund, Loomis Sayles Provident Fund, Loomis Sayles California Tax Free Income Fund, Loomis Sayles Core Fixed Income Fund, Loomis Sayles High Yield Fixed Income Fund, Loomis Sayles Intermediate Duration Fixed Income Fund, Loomis Sayles Small Company Value Fund, Loomis Sayles Mid Cap Growth Fund and Loomis Sayles Core Plus Fixed Income Fund, subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios");

     WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted, and Articles 4 through 21 (including internal references to such Articles) of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 22, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.   Provisions Relating to Rules 17f-5 and 17f-7
     --------------------------------------------

3.1. Definitions.
     -----------

Capitalized terms in this Article 3 shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5 (as such term may be modified by appropriate action of the U.S. Securities and Exchange Commission (the "SEC")).

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7 (as such term may be modified by appropriate action of the SEC).

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and any cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5 (as such term may be modified by appropriate action of the SEC).

3.2. The Custodian as Foreign Custody Manager.
     ----------------------------------------

     3.2.1 Delegation to the Custodian as Foreign Custody Manager. The Fund, by
           ------------------------------------------------------
resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

     3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible
           -----------------
for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Sixty (60) days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

3.2.3 Scope of Delegated Responsibilities:
      -----------------------------------

      (a) Selection of Eligible Foreign Custodians. Subject to the provisions of
          ----------------------------------------
this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1), as amended from time to time.

      (b) Contracts With Eligible Foreign Custodians. The Foreign Custody
          ------------------------------------------
Manager shall ensure that a written contract is in place governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager and will determine that such contract provides reasonable care for a Portfolio's Foreign Assets based on the standards specified in Rule 17f-5(c)(1) and satisfies the requirements of Rule 17f-5(c)(2), as amended from time to time.

           (c)   Monitoring. In each case in which the Foreign Custody Manager
                 ----------
maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor, in accordance with Rule 17f-5(c)(3), (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

     3.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of
           --------------------------------------------------
this Section 3.2, the Board, or at its delegation the Portfolio's investment adviser, shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

     3.2.5 Reporting Requirements. The Foreign Custody Manager shall report the
           ----------------------
withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred or at such times as the Board may reasonably request. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 within a reasonable time after the occurrence of the material change.

     3.2.6 Standard of Care as Foreign Custody Manager of a Portfolio. In
           ----------------------------------------------------------
performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

     3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody
           ------------------------------------------
Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

     3.2.8 Effective Date and Termination of the Custodian as Foreign Custody
           ------------------------------------------------------------------
Manager. The Board's delegation to the Custodian as Foreign Custody Manager of
-------
the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination of the Custodian as Foreign Custody Manager will become effective sixty (60) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3  Eligible Securities Depositories.
     --------------------------------

     3.3.1 Analysis and Monitoring. The Custodian shall (a) provide the Fund (or
           -----------------------
its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7. The Custodian shall notify the Fund if and when a foreign securities depository no longer meets the definition of Eligible Securities Depository as set forth in Rule 17f-7(b)(1), as amended from time to time.

     3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care,
           ----------------
prudence and diligence in performing the duties set forth in Section 3.3.1.


4.   Duties of the Custodian with Respect to Property of the Portfolios Held
     -----------------------------------------------------------------------
     Outside the United States.
     -------------------------

4.1  Definitions. Capitalized terms in this Article 4 shall have the following
     -----------
meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. Holding Securities. The Custodian shall identify on its books as belonging
     ------------------
to each Portfolio the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of a Portfolio which are maintained in such account shall identify those securities as belonging to the Portfolio and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.   Foreign Securities Systems. Foreign securities shall be maintained in a
       --------------------------
Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.   Transactions in Foreign Custody Account.
       ---------------------------------------

       4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign
              --------------------------
Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

       (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

       (ii) in connection with any repurchase agreement related to foreign securities;

       (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

       (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

       (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

       (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

       (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

       (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

       (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

       (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

       (xi)   in connection with the lending of foreign securities; and

       (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

       4.4.2. Payment of Portfolio Monies. Upon receipt of Proper Instructions,
              ---------------------------
which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

       (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

       (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

       (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

       (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

       (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

       (vi) for payment of part or all of the dividends received in respect of securities sold short;

       (vii) in connection with the borrowing or lending of foreign securities; and

       (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

       4.4.3. Market Conditions. Notwithstanding any provision of this Contract
              -----------------
to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5. Registration of Foreign Securities. The foreign securities maintained in
     ----------------------------------
the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities absent such nominee's negligence, misfeasance, bad faith or willful misconduct. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6 Bank Accounts. The Custodian shall identify on its books as belonging to the
    -------------
Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. Collection of Income. The Custodian shall use reasonable commercial efforts
     --------------------
to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 Shareholder Rights. With respect to the foreign securities held pursuant to
    ------------------
this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. Communications Relating to Foreign Securities. The Custodian shall transmit
     ---------------------------------------------
promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. Liability of Foreign Sub-Custodians. Each agreement pursuant to which the
      -----------------------------------
Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, a Portfolio shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. Tax Law. The Custodian shall have no responsibility or liability for any
      -------
obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12. Liability of Custodian. Except as may arise from the Custodian's own
      ----------------------
negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.


III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

                  [Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.



WITNESSED BY:                       STATE STREET BANK and TRUST COMPANY




                                    By:
---------------------------                -------------------------------------
Raelene S. LaPlante                 Name:  Ronald E. Logue
V.P. and Assoc. Counsel             Title: Vice Chairman and Chief Operating
                                           Officer



WITNESSED BY:                       LOOMIS SAYLES INVESTMENT TRUST




                                    By:
---------------                            -------------------------------------
*[name]                             Name:
[title]                             Title:

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Country               Subcustodian


Argentina             Citibank, N.A.


Australia             Westpac Banking Corporation


Austria               Erste Bank der Osterreichischen Sparkassen AG


Bahrain               HSBC Bank Middle East
                      (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Bangladesh            Standard Chartered Bank


Belgium               Fortis Bank nv-sa


Benin                 via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                      Ivory Coast


Bermuda               The Bank of Bermuda Limited


Bolivia               Citibank, N. A.


Botswana              Barclays Bank of Botswana Limited


Brazil                Citibank, N.A.


Bulgaria              ING Bank N.V.


Burkina Faso          via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                      Ivory Coast


Canada                State Street Trust Company Canada


Chile                 BankBoston, N.A.


People's Republic     Hongkong and Shanghai Banking Corporation Limited,
of China              Shanghai and Shenzhen branches

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Country               Subcustodian


Colombia              Cititrust Colombia S.A. Sociedad Fiduciaria


Costa Rica            Banco BCT S.A.


Croatia               Privredna Banka Zagreb d.d


Cyprus                The Cyprus Popular Bank Ltd.


Czech Republic        Ceskoslovenska Obchodni Banka, A.S.


Denmark               Danske Bank A/S


Ecuador               Citibank, N.A.


Egypt                 HSBC Bank Egypt S.A.E.
                      (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Estonia               Hansabank


Finland               Nordea Bank Finland Plc.


France                BNP Paribas Securities Services, S.A.


Germany               Dresdner Bank AG


Ghana                 Barclays Bank of Ghana Limited


Greece                National Bank of Greece S.A.


Guinea-Bissau         via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                      Ivory Coast

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Country               Subcustodian


Hong Kong             Standard Chartered Bank

Hungary               HVB Bank Hungary Rt.


Iceland               Icebank Ltd.


India                 Deutsche Bank AG

                      Hongkong and Shanghai Banking Corporation Limited


Indonesia             Standard Chartered Bank


Ireland               Bank of Ireland


Israel                Bank Hapoalim B.M.


Italy                 BNP Paribas Securities Services, S.A.


Ivory Coast           Societe Generale de Banques en Cote d'Ivoire


Jamaica               Scotiabank Jamaica Trust and Merchant Bank Ltd.


Japan                 The Fuji Bank, Limited

                      Sumitomo Mitsui Banking Corporation


Jordan                HSBC Bank Middle East
                      (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Kazakhstan            HSBC Bank Kazakhstan
                      (as delegate of the Hongkong and Shanghai Banking
                      Corporation Limited)


Kenya                 Barclays Bank of Kenya Limited

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Country               Subcustodian


Republic of Korea     Hongkong and Shanghai Banking Corporation Limited


Latvia                A/s Hansabanka

Lebanon               HSBC Bank Middle East
                      (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Lithuania             Vilniaus Bankas AB


Malaysia              Standard Chartered Bank Malaysia Berhad


Mali                  via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                      Ivory Coast


Mauritius             Hongkong and Shanghai Banking Corporation Limited


Mexico                Banco Nacional de Mexico S.A.


Morocco               Banque Commerciale du Maroc


Namibia               Standard Bank Namibia Limited


Netherlands           Fortis Bank (Nederland) N.V.


New Zealand           Westpac Banking Corporation


Niger                 via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                      Ivory Coast


Nigeria               Stanbic Merchant Bank Nigeria Limited


Norway                Nordea Bank Norge ASA


Oman                  HSBC Bank Middle East

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Country               Subcustodian

                      (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Pakistan              Deutsche Bank AG


Palestine             HSBC Bank Middle East
                      (as delegate of the Hongkong and Shanghai Banking
                      Corporation Limited)

Panama                BankBoston, N.A.


Peru                  Citibank, N.A.


Philippines           Standard Chartered Bank


Poland                Bank Handlowy w Warszawie S.A.


Portugal              Banco Comercial Portugues


Qatar                 HSBC Bank Middle East
                      (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Romania               ING Bank N.V.


Russia                Credit Suisse First Boston AO - Moscow
                      (as delegate of Credit Suisse First Boston - Zurich)


Senegal               via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                      Ivory Coast


Singapore             The Development Bank of Singapore Limited


Slovak Republic       Ceskoslovenska Obchodni Banka, A.S.


Slovenia              Bank Austria Creditanstalt d.d. - Ljubljana


South Africa          Standard Bank of South Africa Limited

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Country               Subcustodian


Spain                 Banco Santander Central Hispano S.A.


Sri Lanka             Hongkong and Shanghai Banking Corporation Limited


Swaziland             Standard Bank Swaziland Limited


Sweden                Skandinaviska Enskilda Banken


Switzerland           UBS AG


Taiwan - R.O.C.       Central Trust of China


Thailand              Standard Chartered Bank


Togo                  via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                      Ivory Coast


Trinidad & Tobago     Republic Bank Limited


Tunisia               Banque Internationale Arabe de Tunisie


Turkey                Citibank, N.A.


Ukraine               ING Bank Ukraine


United Arab Emirates  HSBC Bank Middle East
                      (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

United Kingdom        State Street Bank and Trust Company,  London Branch


Uruguay               BankBoston, N.A.

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Country               Subcustodian


Venezuela             Citibank, N.A.


Vietnam               The Hongkong and Shanghai
                      Banking Corporation Limited


Zambia                Barclays Bank of Zambia Limited


Zimbabwe              Barclays Bank of Zimbabwe Limited

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


Country               Depositories


Argentina             Caja de Valores S.A.


Australia             Austraclear Limited

                      Reserve Bank Information and Transfer System


Austria               Oesterreichische Kontrollbank AG
                      (Wertpapiersammelbank Division)


Belgium               Caisse Interprofessionnelle de Depots et de Virements de
                      Titres, S.A.

                      Banque Nationale de Belgique


Benin                 Depositaire Central - Banque de Reglement


Brazil                Companhia Brasileira de Liquidacao e Custodia

                      Sistema Especial de Liquidacao e de Custodia (SELIC)

                      Central de Custodia e de Liquidacao Financeira de Titulos Privados
(CETIP)


Bulgaria              Central Depository AD

                      Bulgarian National Bank


Burkina Faso          Depositaire Central - Banque de Reglement


Canada                Canadian Depository for Securities Limited


Chile                 Deposito Central de Valores S.A.


People's Republic     China Securities Depository and Clearing Corporation
of China              Limited Shanghai Branch

                      China Securities Depository and Clearing Corporation Limited Shenzhen Branch

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


Country               Depositories


Colombia              Deposito Centralizado de Valores


Costa Rica            Central de Valores S.A.


Croatia               Ministry of Finance

                      National Bank of Croatia

                      Sredisnja Depozitarna Agencija d.d.


Czech Republic        Stredisko cennych papiru - Ceska republika

                      Czech National Bank


Denmark               Vaerdipapircentralen (Danish Securities Center)


Egypt                 Misr for Clearing, Settlement, and Depository S.A.E.


Estonia               Eesti Vaartpaberite Keskdepositoorium


Finland               Finnish Central Securities Depository


France                Euroclear France


Germany               Clearstream Banking AG, Frankfurt


Greece                Bank of Greece,
                      System for Monitoring Transactions in Securities in Book-Entry Form

                      Apothetirion Titlon AE - Central Securities Depository


Guinea-Bissau         Depositaire Central - Banque de Reglement


Hong Kong             Hong Kong Securities Clearing Company Limited

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


Country               Depositories


                      Central Moneymarkets Unit


Hungary               Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)


Iceland               Iceland Securities Depository Limited


India                 National Securities Depository Limited

                      Central Depository Services India Limited

                      Reserve Bank of India


Indonesia             Bank Indonesia

                      PT Kustodian Sentral Efek Indonesia


Israel                Tel Aviv Stock Exchange Clearing House Ltd. (TASE
                      Clearinghouse)


Italy                 Monte Titoli S.p.A.


Ivory Coast           Depositaire Central - Banque de Reglement


Jamaica               Jamaica Central Securities Depository


Japan                 Japan Securities Depository Center (JASDEC)

                      Bank of Japan


Kazakhstan            Central Depository of Securities


Kenya                 Central Bank of Kenya


Republic of Korea     Korea Securities Depository

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


Country               Depositories


Latvia                Latvian Central Depository


Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

                      Banque du Liban


Lithuania             Central Securities Depository of Lithuania


Malaysia              Malaysian Central Depository Sdn. Bhd.

                      Bank Negara Malaysia


Mali                  Depositaire Central - Banque de Reglement


Mauritius             Central Depository and Settlement Co. Ltd.

                      Bank of Mauritius


Mexico                S.D. Indeval, S.A. de C.V.


Morocco               Maroclear


Netherlands           Nederlands Centraal Instituut voor
                      Giraal Effectenverkeer B.V. (NECIGEF)


New Zealand           New Zealand Central Securities Depository Limited


Niger                 Depositaire Central - Banque de Reglement


Nigeria               Central Securities Clearing System Limited

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


Country               Depositories


Norway                Verdipapirsentralen (Norwegian Central Securities
                      Depository)


Oman                  Muscat Depository & Securities Registration Company, SAOC


Pakistan              Central Depository Company of Pakistan Limited

                      State Bank of Pakistan


Palestine             Clearing Depository and Settlement, a department
                      of the Palestine Stock Exchange


Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A


Philippines           Philippine Central Depository, Inc.

                      Registry of Scripless Securities (ROSS) of the Bureau of Treasury


Poland                National Depository of Securities
                      (Krajowy Depozyt Papierow Wartosciowych SA)

                      Central Treasury Bills Registrar


Portugal INTERBOLSA - Sociedade Gestora de Sistemas de Liquidacao e de Sistemas Centralizados de Valores Mobiliarios, S.A.


Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market


Romania               National Securities Clearing, Settlement and Depository
                      Company

                      Bucharest Stock Exchange Registry Division

                      National Bank of Romania


Russia                Vneshtorgbank, Bank for Foreign Trade of the Russian
                      Federation

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


Country               Depositories


Senegal               Depositaire Central - Banque de Reglement


Singapore             Central Depository (Pte) Limited

                      Monetary Authority of Singapore


                      Slovak Republic Stredisko cennych papierov SR, a.s.

                      National Bank of Slovakia


Slovenia              KDD - Centralna klirinsko depotna druzba d.d.


South Africa          Central Depository Limited

                      Share Transactions Totally Electronic (STRATE) Ltd.


Spain                 Servicio de Compensacion y Liquidacion de Valores, S.A.

                      Banco de Espana, Central de Anotaciones en Cuenta


Sri Lanka             Central Depository System (Pvt) Limited


Sweden                Vardepapperscentralen  VPC AB
                      (Swedish Central Securities Depository)


Switzerland           SegaIntersettle AG (SIS)


Taiwan - R.O.C.       Taiwan Securities Central Depository Co., Ltd.


Thailand              Thailand Securities Depository Company Limited


Togo                  Depositaire Central - Banque de Reglement

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


Country               Depositories


Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres


Turkey                Takas ve Saklama Bankasi A.S. (TAKASBANK)

                      Central Bank of Turkey


Ukraine               National Bank of Ukraine

                      Mizhregionalny Fondovy Souz


United Arab Emirates  Clearing and Depository System, a department of the Dubai
                      Financial Market


Venezuela             Banco Central de Venezuela


Zambia                LuSE Central Shares Depository Limited

                      Bank of Zambia


TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                   SCHEDULE C

                               MARKET INFORMATION

Publication/Type of Information                     Brief Description
-------------------------------                     -----------------
(scheduled frequency)

The Guide to Custody in World Markets   An overview of settlement and
-------------------------------------   safekeeping procedures, custody
(hardcopy annually and regular          practices and foreign investor
website updates)                        considerations for the markets in which
                                        State Street offers custodial services.


Global Custody Network Review           Information relating to Foreign
-----------------------------           Sub-Custodians in State Street's
(annually)                              Global Custody Network. The Review
                                        stands as an integral part of the
                                        materials that State Street provides to
                                        its U.S. mutual fund clients to assist
                                        them in complying with SEC Rule 17f-5.
                                        The Review also gives insight into State
                                        Street's market expansion and Foreign
                                        Sub-Custodian selection processes, as
                                        well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review            Custody risk analyses of the Foreign
----------------------------            Securities Depositories presently
(annually)                              operating in Network markets. This
                                        publication is an integral part of the
                                        materials that State Street provides to
                                        its U.S. mutual fund clients to meet
                                        informational obligations created by SEC
                                        Rule 17f-7.

Global Legal Survey                     With respect to each market in which
-------------------                     State Street offers custodial services,
(annually)                              opinions relating to whether local law
                                        restricts (i) access of a fund's
                                        independent public accountants to books
                                        and records of a Foreign Sub-Custodian
                                        or Foreign Securities System, (ii) a
                                        fund's ability to recover in the event
                                        of bankruptcy or insolvency of a Foreign
                                        Sub-Custodian or Foreign Securities
                                        System, (iii) a fund's ability to
                                        recover in the event of a loss by a
                                        Foreign Sub-Custodian or Foreign
                                        Securities System, and (iv) the ability
                                        of a foreign investor to convert cash
                                        and cash equivalents to U.S. dollars.

Subcustodian Agreements                 Copies of the contracts that State
-----------------------                 Street has entered into with each
(annually)                              Foreign Sub-Custodian that maintains
                                        U.S. mutual fund assets in the markets
                                        in which State Street offers custodial
                                        services.

Global Market Bulletin                  Information on changing settlement and
----------------------                  custody conditions in markets where
(daily or as necessary)                 State Street offers custodial services.
                                        Includes changes in market and tax
                                        regulations, depository developments,
                                        dematerialization information, as well
                                        as other market changes that may impact
                                        State Street's clients.

Foreign Custody Advisories              For those markets where State Street
(as necessary)                          offers custodial services that exhibit
                                        special risks or infrastructures
                                        impacting custody, State Street issues
                                        market advisories to highlight those
                                        unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                 Informational letters and accompanying
(presently on a quarterly               materials confirming State Street's
basis or as otherwise necessary)        foreign custody arrangements, including
                                        a summary of material changes with
                                        Foreign Sub-Custodians that have
                                        occurred during the previous quarter.
                                        The notices also identify any material
                                        changes in the custodial risks
                                        associated with maintaining assets with
                                        Foreign Securities Depositories.